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                                                                    EXHIBIT 4.3

                            COOPER INDUSTRIES, INC.
                       DIRECTORS' RETAINER FEE STOCK PLAN

     1. Purpose. The purpose of the Directors' Retainer Fee Stock Plan (the "Plan") is to attract, motivate and retain experienced and knowledgeable persons to serve as directors of Cooper Industries, Inc. (the "Company") and to promote identification of such directors' interests with those of the Company's shareholders.

     2. Definitions.  As used in the Plan:

          2.1. "Affiliate" shall have the meaning set forth in Rule 12b-2 under
     Section 12 of the Exchange Act.

          2.2. "Annual Service Fee" means the annual cash retainer fee payable to a Nonemployee Director for his or her services on the Board; the annual retainer fee, if any, payable to a Nonemployee Director for serving as a chairperson of a committee of the Board; and any fees payable to a Nonemployee Director for attendance at meetings of the Board or any of its committees.

          2.3. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Schedule 13G.

          2.4. "Board" means the Board of Directors of the Company.

          2.5. For all purposes of the Plan, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

             2.5.1. any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph 2.5.3 below; or

             2.5.2. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

             2.5.3. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

             2.5.4. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
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             Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          2.6. "Change in Control Price" means the higher of (i) the Fair Market Value on the date of determination of the Change in Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change in Control of the Company.

          2.7. "Committee" means the Committee on Nominations and Corporate Governance of the Board.

          2.8. "Common Stock" means the Common Stock, par value $5.00 a share, of the Company.

          2.9. "Deferral Election" shall have the meaning set forth in Section 7 hereof.

          2.10. "Deferred Shares" shall have the meaning set forth in Section 7 hereof.

          2.11. "Deferred Share Account" shall have the meaning set forth in
     Section 7 hereof.

          2.12. "Dividend Equivalents" shall have the meaning set forth in
     Section 8 hereof.

          2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          2.14. "Fair Market Value" of a share of Common Stock, as of any date, means the average of the high and low sales prices of a share of Common Stock as reported on the Stock Exchange composite tape on the applicable date, provided that if no sales of Common Stock were made on the Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.

          2.15. "Issue Dates" means the last business day of each calendar month in a Plan Year.

          2.16. "Nonemployee Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries.

          2.17. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.18. "Plan Year" means the 12-month period commencing May 1 and ending on the following April 30. The first Plan Year shall commence on May 1, 1998.

          2.19. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to the same effect).

          2.20. "Stock Exchange" means the New York Stock Exchange, Inc. ("NYSE") or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted.

          2.21. "Voting Stock" means securities entitled to vote in an election of directors of the Company.

     3. Authorized Shares. The total number of shares of the Company's Common Stock available for issuance under the Plan is 100,000, including Deferred Shares (as defined below), subject to adjustment pursuant to Section 13 hereof. Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares, as the Company may determine from time to time.

     4. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer or employee of the Company, to execute and deliver documents on behalf of the Committee. The determination of
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such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute. All costs and expenses involved in administration of the Plan shall be borne by the Company.

     5. Participation. Each Nonemployee Director shall be eligible to participate in the Plan.

     6. Election to Receive Common Stock in Lieu of Annual Service Fee. Prior to the first day of each Plan Year, each Nonemployee Director may make an election to receive all or a portion of his or her Annual Service Fee for such Plan Year in Common Stock (a "Stock Election") in lieu of cash. Such shares of Common Stock shall be transferred in accordance with Section 9 hereof, except to the extent that a Deferral Election shall be in effect with respect to such shares or to the extent that Section 12 hereof applies. Any Stock Election shall be in writing, shall specify the percentage of the Annual Service Fee to be paid in Common Stock, and shall be irrevocable for the Plan Year for which the Stock Election is made. Notwithstanding the foregoing, any Nonemployee Director who is newly elected or appointed to the Board after the first day of a Plan Year may make the election under this Section 6 upon the date of his or her election or appointment to the Board with respect to the percentage of the Annual Service Fee that is payable for the remainder of that Plan Year.

     7. Deferral Election. Prior to the first day of each Plan Year, each Nonemployee Director may make an election to defer the receipt (a "Deferral Election") of all or any percentage of the shares of Common Stock otherwise payable to such Nonemployee Director pursuant to Section 6 hereof. In such event, the Company shall credit to an account (a "Deferred Share Account") maintained on behalf of such Nonemployee Director, as of the date on which the shares would otherwise be transferred hereunder, the shares of Common Stock ("Deferred Shares") deferred. Any Deferral Election shall be in writing, shall specify the percentage of shares to be deferred, and shall be irrevocable for the Plan Year for which the Deferral Election is made. Notwithstanding the foregoing, any Nonemployee Director who is newly elected or appointed to the Board after the first day of a Plan Year may make the election under this
Section 7 upon the date of his or her election or appointment to the Board with respect to the percentage of the Stock Election that is to be deferred for the remainder of that Plan Year.

     Deferred Shares will be distributed in whole shares of Common Stock and cash in lieu of fractional shares. At the time of the Deferral Election, the Nonemployee Director shall elect to receive the Deferred Shares in either a lump sum or in no more than 10 substantially equal annual installments. The lump sum will be paid on either (a) the March 1 following the Nonemployee Director's cessation of service on the Board or (b) a date designated by the Nonemployee Director on the Deferral Election. Installment payments shall commence on the March 1 following the Nonemployee Director's cessation of service on the Board and shall continue on each March 1 until all Deferred Shares are distributed. All Deferral Elections are subject to Section 12 of this Plan.

     In the event of the Nonemployee Director's death before distribution of all of his or her Deferred Shares, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Nonemployee Director, or if no designation has been made, to the estate of the Nonemployee Director.

     8. Dividend Equivalents. Deferred Shares shall be credited with an amount equal to the dividends that would have been paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and
(ii) only with respect to Deferred Shares credited to such Nonemployee Director prior to the record date of the dividend. When credited, Dividend Equivalents shall be converted into an additional number of Deferred Shares as of the payment date of the dividend, based on the Fair Market Value on such payment date. Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan.

     9. Transfer of Shares. Shares of Common Stock issuable to a Nonemployee Director under Section 6 hereof shall be transferred to such Nonemployee Director on the Issue Dates. The total number of shares of Common Stock to be transferred shall be determined by the following formula:

               % of Stock Election x Monthly Service Fee Payable
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           Fair Market Value of a Share of Common Stock on Issue Date

     The Company will instruct its registrar to make an entry on the Company's Shareholder records evidencing that the shares (including any fractional shares) of Common Stock have been issued as of the Issue Dates.

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     Notwithstanding anything to the contrary herein, if on any Issue Date the number of shares of Common Stock otherwise issuable to the Nonemployee Directors shall exceed the number of authorized shares of Common Stock remaining available under the Plan, the available shares shall be allocated among the Nonemployee Directors in proportion to the number of shares they would otherwise be entitled to receive and the remainder of the Nonemployee Directors' Annual Service Fee shall be payable in cash.

     10. Rights as a Shareholder. Except as otherwise expressly provided herein with respect to Dividend Equivalents, a Nonemployee Director shall have no rights as a shareholder of the Company with respect to any Common Stock to be issued under the Plan until he or she becomes the holder of record of such shares.

     11. Vesting. A Nonemployee Director shall be 100% vested in his or her Deferred Share Account at all times.

     12. Change in Control. Upon a Change in Control, all Deferred Shares, to the extent credited prior to the Change in Control, shall be issued immediately, or if the Common Stock is no longer trading on the Stock Exchange, shall be paid immediately in cash. For purposes of this Section 12, the cash equivalent value of a Deferred Share shall be the Change in Control Price.

     13. Effect of Certain Changes in Capitalization. In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock.

     14. Term of Plan. The Plan shall become effective on April 30, 1998 provided that the Plan shall have been approved by the Company's shareholders at the 1998 annual meeting of shareholders. Unless terminated earlier pursuant to
Section 15, the Plan shall have a term of 10 years. Notwithstanding the foregoing, any Deferral Elections made prior to the termination of the Plan shall continue in accordance with the terms hereof.

     15. Amendment; Termination. The Board may at any time and from time to time alter, amend, or terminate the Plan in whole or in part; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights of such Nonemployee Director in any Common Stock issued to or deferred by such Nonemployee Director under the Plan, and provided, further that no amendment shall be effective prior to approval by the Company's shareholders to the extent such approval is then required by law, rule or regulation or pursuant to Rule 16b-3 in order to preserve the exemption provided by Rule 16b-3.

     16. Rights of Directors. Nothing contained in the Plan shall confer upon any Nonemployee Director any right to continue in the service of the Company as a director.

     17. Government and Other Regulations. The obligations of the Company to deliver shares under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any government agency as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended.

     18. Nontransferability. The rights and benefits under the Plan shall not be transferable by a Nonemployee Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     19. Withholding. To the extent required by applicable federal, state, local, or foreign law, a Nonemployee Director shall make arrangements satisfactory to the Company for the payment of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied. A Nonemployee Director may satisfy any such withholding obligation by (i) having the Company retain the number of shares of Common Stock or (ii) tendering the number of shares of Common Stock, in either case, whose Fair Market Value equals the amount required to be withheld.

     20. Governing Law. To the extent that federal laws do not otherwise control, the Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Ohio.

     21. Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

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